                                                                    EXHIBIT 99.1


                                                                  EXECUTION COPY


                      COMPANY SHAREHOLDER SUPPORT AGREEMENT

                  COMPANY SHAREHOLDER SUPPORT AGREEMENT, dated as of October 24, 2004 (this "Agreement"), among Ispat International N.V., a company organized under the laws of The Netherlands ("Parent"), and each of the stockholders whose names appear on the signature pages of this Agreement (each, a "Stockholder" and, collectively, the "Stockholders").

                  WHEREAS, as of the date hereof and except as noted on Exhibit A hereto, each Stockholder represents and warrants to Parent that such Stockholder owns of record and beneficially and has good, valid and marketable title to, subject to Section 3.01, free and clear of any Lien, proxy, voting restriction, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind, other than pursuant to this Agreement, and has the sole power to vote and full right, power and authority to sell, transfer and deliver, the number of shares of common stock, par value $0.01 per share ("Company Common Stock"), of the Company, as set forth opposite such Stockholder's name on Exhibit A hereto (all such shares of Company Common Stock being referred to herein as the "Shares");

                  WHEREAS, Parent, Park Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the International Steel Group Inc., a Delaware corporation (the "Company"), propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (the "Merger Agreement"; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), a draft of which has been made available to each Stockholder, which provides, upon the terms and subject to the conditions thereof, for the merger of the Company with Merger Sub (the "Merger"); and

                  WHEREAS, Parent has required that Stockholders enter into this Agreement as a condition to Parent entering into the Merger Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, each Stockholder for himself individually and severally only, hereby agrees as follows:

                                   ARTICLE I
                                VOTING AGREEMENT

                  Section 1.01. Grant of Proxy. (a) On the terms and subject to the conditions hereof, each Stockholder, by this Agreement, with respect to such Stockholder's Shares, hereby grants an irrevocable proxy to Parent (and agrees to execute such documents or certificates evidencing such proxy as Parent may reasonably request) to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of such Stockholder's Shares and any other shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement (i) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and all other transactions contemplated by the Merger Agreement and this Agreement, (ii) against any action, agreement or transaction (other than the

Merger Agreement or the transactions contemplated thereby) or proposal (including any Competing Transaction) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and
(iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement that is considered and voted upon by the stockholders of the Company. Each Stockholder further agrees to cause such Stockholder's Shares (and such other shares) to be voted in accordance with the foregoing. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Notwithstanding any other provision hereof, upon the earlier to occur of (A) the Effective Time and (B) the termination of the Merger Agreement, (regardless of the circumstances (including whether or not there is a dispute as to whether such termination was in accordance with the Merger Agreement)) the foregoing proxy will terminate automatically and without further action.

                  (b) Each Stockholder agrees to promptly notify Parent and the Company of the number of any new Shares or any other securities of the Company acquired by such Stockholder, if any, after the date hereof.

                                   ARTICLE II
                                   THE OPTION

                  Section 2.01. Option Premium Payment. (a) Within one Business Day after Stockholder provides written notice of wire transfer instructions to Parent, Parent shall pay to each Stockholder by wire transfer in immediately available funds to the account set forth in such notice an amount in cash equal to $3.50 (the "Option Premium") multiplied by the number of Shares held by such Stockholder as set forth in Exhibit A (the "Aggregate Option Premium" with respect to such Stockholder).

                  (b) Upon termination of the Merger Agreement by Parent pursuant to Section 8.01(b) or 8.01(g) resulting solely from a failure of the condition to the closing of the Merger Agreement set forth in Section 7.02(a) and 7.02(b) to be satisfied, each Stockholder shall refund his Aggregate Option Premium to Parent and the Option Premium payment will be deemed rescinded.

                  (c) Upon consummation of the Merger, the Option Premium will be credited against the per share Merger Consideration to which a Stockholder would be entitled upon conversion, but in no event will Parent be entitled to any other portion of the Merger Consideration to which Stockholder is entitled upon conversion of his Shares.

                  Section 2.02. Grant of Option. On the terms and subject to the conditions hereof, each Stockholder hereby grants to Parent an irrevocable option (the "Option") to purchase such Stockholder's Shares at a price per Share equal to $38.50 payable in cash (the "Exercise Price", and the Exercise Price multiplied by the number of Shares held by such Stockholders, the "Aggregate Exercise Price").

                  Section 2.03. Trigger, Expiration and Exercise of the Option.
(a) The Option shall expire if not exercised on or before April 30, 2005 (the "Option Expiration") provided, however, if the Option shall become exercisable pursuant to paragraph (b) below in connection with a termination of the Merger Agreement pursuant to Section 8.01(b), the Option Expiration shall be postponed for a period of two (2) Business Days.

                  (b) The Option will become exercisable upon the termination of the Merger Agreement (the "Option Triggering Event") under circumstances (i) in which Parent is immediately entitled to the Company Fee pursuant to Section 8.03(b) of the Merger Agreement or (ii) in which Parent could be entitled to the Company Fee at a future date pursuant to Section 8.03(b), clauses (ii) or (iii), of the Merger Agreement. Parent may exercise the Option at any time and from time to time, with respect to any or all of the Shares, only following the Option Triggering Event and until the Option Expiration. In the event that Parent wishes to exercise the Option, Parent shall give written notice of such exercise (the date of such notice being herein called the "Notice Date") to the Stockholders. The notice of exercise shall specify a place and date (not later than ten (10) business days and not earlier than two (2) business days following the Notice Date) for closing such purchase (the "Option Closing").

                  Section 2.04. Closing Deliveries. At the Option Closing, (a) Parent shall pay the aggregate Exercise Price for the Shares being purchased from the Stockholders, by wire transfer of immediately available funds, to accounts to be designated not later than one business day prior to such Option Closing by the Stockholders by written notice to Parent and (b) each Stockholder shall deliver to Parent a certificate or certificates evidencing such Stockholder's Shares, and each Stockholder agrees that such Stockholder's Shares shall be transferred free and clear of all Liens, subject to Section 3.01. All such certificates shall be duly endorsed in blank, or with appropriate stock powers duly executed in blank attached thereto, in proper form for transfer, with the signature of each Stockholder or Parent, as the case maybe, thereon guaranteed, and with all applicable taxes paid or provided for.

                  Section 2.05. The Option Closing. (a) The Option Closing shall occur within ten (10) business days after the Notice Date; provided that (i) to the extent necessary, with respect to the exercise of the Option, any applicable waiting periods (and any extension thereof) under the HSR Act shall have expired or been terminated and (ii) no preliminary or permanent injunction or other final non-appealable order, decree or ruling issued by any Governmental Authority preventing or prohibiting the exercise of the Option or the delivery of Shares subject to the Option shall be in effect.

                  (b) At the Option Closing, each Stockholder will deliver good and valid title to such Stockholder's Shares, subject to Section 3.01, free and clear of any Liens, other than pursuant to this Agreement. Upon delivery of each Stockholder's Shares and payment of the Aggregate Exercise Price contemplated herein, Parent will receive good, valid and marketable title to such Stockholder's Shares, subject to Section 3.01, free and clear of any Liens.

                  Section 2.06. Certain Adjustments. (a) In the event of any change in the capital stock of the Company by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction or any other extraordinary change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number or amount of shares, securities or other property subject to the Option, and the consideration payable thereon, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Parent shall receive, upon exercise of the Option, the type and number or amount of shares, securities or property that Parent would have retained and/or been entitled to receive in respect of the Shares if the Option had been exercised immediately prior to such event relating to the Company or the record date therefor, as applicable. The provisions of this Section 2.06 shall apply in a like manner to successive stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or extraordinary distributions or similar transactions but will in no event apply to the Merger.

                                  ARTICLE III
                              ADDITIONAL AGREEMENTS

                  Section 3.01. Restriction on Transfer of Shares. From the date hereof until the earliest to occur of: (1) the Effective Time, (2) a rescission of the Option Premium pursuant to Section 2.01(b), (3) termination of the Merger Agreement under circumstances pursuant to which, at the time of the termination of the Merger Agreement, Parent is not entitled or potentially entitled, depending upon future events, to receive the Company Fee pursuant to Section 8.03(b) of the Merger Agreement, and (4) April 30, 2005, each Stockholder agrees that such Stockholder shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares or (d) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing such Stockholder's obligations hereunder. The parties recognize that certain of the Shares have previously been pledged to secure certain indebtedness and the liens arising therefrom will not constitute a breach of any provision hereof. Upon any exercise of the Option with respect to any such Shares, the parties will cooperate to cause the release of such Shares upon application of a portion of the proceeds from the Option proceeds related to the obligations.

                  Section 3.02. No Solicitation of Transactions. From the date hereof until the earlier to occur of (1) the Effective Time and (2) the termination of the Merger Agreement for any reason (regardless of the circumstances (whether or not there is a dispute as to whether such termination was in accordance with the Merger Agreement)) (the "No Shop Term"), each Stockholder agrees that he shall not, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) authorize or permit any agent of the Stockholder or any of its Affiliates, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Stockholder or any of its Affiliates, to take any such action; provided, however, that nothing in this
Section 3.02 shall prevent a Stockholder or such Stockholder's representatives or agents, in any such person's capacity as a director or executive officer of the Company from engaging in any activity permitted pursuant to Section 6.04 of the Merger Agreement. Unless the No Shop Term has expired, each Stockholder shall, and shall direct or cause such Stockholder's representatives and agents to, immediately cease and cause to be terminated all existing discussions or negotiations with any parties that may be ongoing with respect to any Competing Transaction. During the No Shop Term, each Stockholder shall notify Parent as promptly as practicable (and in any event within one (1) day after the Stockholder attains knowledge thereof), orally and promptly thereafter in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions (including material amendments or proposed material amendments) thereof and the identity of the party making such proposal or offer or inquiry or contact.

                  Section 3.03. Affiliate Letters. Prior to the Closing, each Stockholder agrees to execute an affiliate letter as soon as possible after the date hereof, in the form and substance attached to the Merger Agreement as
Exhibit 6.09 thereof.

                  Section 3.04. Further Assurances. From time to time, at the request of Parent, in the case of any Stockholder, or at the request of the Stockholders, in the case of Parent, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.



                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS


                  Each Stockholder hereby severally represents and warrants to Parent and as follows:

                  Section 4.01. Organization, Authority and Qualification. If such Stockholder is an individual, such Stockholder possesses all legal capacity to enter into this Agreement and to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. If such Stockholder is a corporation, limited liability company, partnership or other entity, it is a corporation or other such entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has the requisite corporate, partnership or other similar power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Stockholder is a corporation, limited liability company, partnership or other entity, the execution and delivery of this Agreement by such entity have been duly authorized by all necessary corporate, partnership or other similar action. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  Section 4.02. No Conflict. If such Stockholder is a corporation, limited liability company, partnership or other entity, the execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, conflict with or violate the certificate of incorporation, by-laws or similar organizational documents of such Stockholder. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (a) conflict with or violate any Law applicable to such Stockholder, in his capacity as such, or by which such Stockholder's Shares are bound or affected, or (b) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any Shares of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (b), for any such conflicts, violations, breaches, defaults or other occurrences as would not, individually or in the aggregate, prevent or materially delay the performance by such Stockholder of any of its obligations pursuant to this Agreement.

                  Section 4.03. Required Filings and Consents. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws"), state takeover laws and the pre-merger notification requirements of the HSR Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits would not, individually or in the aggregate, prevent or materially delay the performance by such Stockholder of any of its obligations pursuant to this Agreement.

                  Section 4.04. Permitted Disclosure. Each Stockholder authorizes and agrees to permit Parent and the Company to publish and disclose in the Proxy Statement, the Registration Statement or the Euronext Statement and related filings under the securities laws such Stockholder's identity and ownership of Shares and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement and any other information required by applicable Law.

                  Section 4.05. Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of such Stockholder, threatened against such Stockholder, or any property or asset of such Stockholder, before any Governmental Authority that seeks to materially delay or prevent the consummation of the transaction contemplated by this Agreement.

                  Section 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any, or all, of the Stockholders.

                                    ARTICLE V
                                   TERMINATION

                  Section 5.01. Termination. Without limiting the generality of effect of any other provision hereof providing for a shorter term for any particular provision, subject to Section 2.03(a), this Agreement and the option granted hereunder shall terminate and be of no further force or effect on the Option Expiration provided, however, if the option granted hereunder is exercised on or prior to the Option Expiration, the option and the restrictions contained in Section 3.01 shall survive until the expiration of the period set forth in Section 2.05(a) for the Closing of the option. Nothing in this Section
5.01 shall relieve any party of liability for any willful breach of this Agreement.

                                   Article VI
                                  Miscellaneous

                  Section 6.01. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

                  Section 6.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

                  if to Parent:

                           Ispat International N.V.
                           15th Floor, Hofplein 20
                           3032 AC Rotterdam
                           The Netherlands
                           Facsimile No.:   +31-10-217-8850
                           Attention:       Company Secretary

                  with a copy to:

                           Ispat International Ltd.
                           Berkeley Square House
                           7th Floor

                           Berkeley Square
                           London W1X 5PN
                           United Kingdom
                           Facsimile No.:   +44-20-7412-0203
                           Attention:       General Counsel

                  with a copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, New York  10022
                           Facsimile No:  (212) 848-7179
                           Attention:   John A. Marzulli, Jr.
                                        Peter J. Rooney
                           Email:   jmarzulli@shearman.com
                                    prooney@shearman.com

                  if to Rodney B. Mott:

                           c/o International Steel Group Inc.
                           4020 Kinross Lakes Parkway
                           Richfield, OH  44286

                  If to Wilbur L. Ross, WLR Recovery Fund L.P.
                  and the other WLR Stockholders:

                           101 East 52nd Street
                           19th Floor
                           New York, NY 10022


                  Section 6.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  Section 6.04. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent may assign all or any of its rights and obligations hereunder to any affiliate of Parent; provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                  Section 6.05. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  Section 6.06. Governing Law. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the DGCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

                  Section 6.07. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  Section 6.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 6.09. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 6.09.

                  Section 6.10. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by each of the parties hereto or (b) by a waiver in accordance with Section 6.11.

                  Section 6.11. Extension; Waiver. Any party hereto may (a) extend the time for the performance of any obligation or other act of any other parties hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  Section 6.12. Certain Limitations. The stockholders have entered into this Agreement at the request of Parent, and there are no representations, warranties or covenants of any stockholder with respect to this Agreement, the transactions herein contemplated or the events giving rise thereto except as expressly provided herein, including without limitation as to the business, financial condition, results of operations or prospects of the Company.

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first written above.

                                        ISPAT INTERNATIONAL N.V.


                                        /s/ Aditya Mittal
                                        ---------------------------------------
                                        Name:   Mr. Aditya Mittal
                                        Title:  Managing Director A




                                        STOCKHOLDERS


                                        /s/ Rodney B. Mott
                                        ---------------------------------------
                                        Name:  Rodney B. Mott




                                        WLR RECOVERY FUND L.P.
                                        By:  WLR Recovery Associates LLC,
                                                its General Partner


                                        By:  /s/ Wilbur L. Ross, Jr.
                                           ------------------------------------
                                             Wilbur L. Ross, Jr.,
                                             its Managing Member


                                        WLR RECOVERY FUND II, L.P.
                                        By:  WLR Recovery Associates II LLC,
                                                its General Partner


                                        By:  /s/ Wilbur L. Ross, Jr.
                                           ------------------------------------
                                             Wilbur L. Ross, Jr.,
                                             it Managing Member


                                        WLR RECOVERY ASSOCIATES II LLC


                                        By:  /s/ Wilbur L. Ross, Jr.
                                           ------------------------------------
                                             Wilbur L. Ross, Jr.,
                                             its Managing Member

                                        /s/ Wilbur L. Ross, Jr.
                                        ---------------------------------------
                                        Wilbur L. Ross, Jr.



                                        /s/ Wilbur L. Ross, Jr.
                                        ---------------------------------------
                                        Wilbur L. Ross, Jr., IRA

                                                                       EXHIBIT A

                              LIST OF STOCKHOLDERS


                                                                          Number of Shares of Company
                                                                               Common Stock Owned
                   Name of Stockholder                                     Beneficially and of Record
                   -------------------                                    ---------------------------
                     Wilbur L. Ross                                                6,936,786

                     Rodney B. Mott                                              1,381,059 (1)

(1) Pledged to Secure certain indebtedness.